Exhibit 10.1
LOAN AGREEMENT
               THIS AGREEMENT is made as of February 26, 2009
A M O N G:

BROOKFIELD HOMES HOLDINGS INC.

(the “Borrower”)

– and -

BROOKFIELD (US) CORPORATION

(the “Lender”)
RECITALS:
A.	The Borrower has requested that the Lender make available to it the Facility for the purposes and on the terms and conditions set out in this Agreement; and

B.	The Lender has agreed to provide the Facility on the terms and conditions set out in this Agreement;
               NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the covenants and agreements herein contained, the parties hereto agree as follows:
ARTICLE 1
INTERPRETATION
1.1	Definitions
               For the purposes of this Agreement:
1.1.1 “Acquired Property” means a Property in respect of which a Brookfield Homes’ Entity acquires an interest after the date hereof where funds from the Loan are used to purchase such Property in accordance with this Agreement;
1.1.2 “Acquired Property Financing” means any financing or refinancing that is secured, directly or indirectly, by a lien against all or any part of an Acquired Property and that is approved by the Lender, acting reasonably, other than any such financing or refinancing arranged with the Lender;
1.1.3 “Advance” has the meaning ascribed thereto in Section 2.3.1;

1.1.4 “Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by or under direct or indirect common Control with, such Person;
1.1.5 “Agreement” means this agreement and all schedules attached to this agreement, in each case as they may be amended, restated or supplemented from time to time; the expressions “hereof”, “herein”, “hereto”, “hereunder”, “hereby” and similar expressions refer to this Agreement as a whole and not to any particular article, Section, schedule or other portion hereof, and the expression “article” and “Section” followed by a number, and “schedule” followed by a number, mean and refer to the specified article or Section of or schedule to this Agreement, except as otherwise specifically provided herein;
1.1.6 “Applicable Laws” means, in respect of any person, property, transaction, event or course of conduct, all applicable laws (including common law), statutes, rules, by-laws and regulations, regulatory policies and all applicable official directives, orders, clean-up guidelines, judgments and decrees of Governmental Bodies;
1.1.7 “Brookfield Homes Entities” means, collectively, the Borrower and all of its present and future Subsidiaries; and “Brookfield Homes Entity” means any one of them;
1.1.8 “Borrower” means BROOKFIELD HOMES HOLDINGS INC.;
1.1.9 “Borrower Financial Statements” means the consolidated audited financial statements of the Borrower dated as of December 31, 2008;
1.1.10 “Borrowing Notice” means a notice substantially in the form of Schedule A;
1.1.11 “Business Day” means a day on which banks are generally open for business in New York, New York;
1.1.12 “Change of Control” means any change in the Control (or agreement to effect a change in the Control) of the Borrower, including the acquisition by a Person or group of Persons of Control of the Borrower;
1.1.13 “Control” (including, with correlative meanings, the terms “Controlled by” and “Controlled with” and “Controlling") means, in respect of any Person, (i) the ownership, beneficially or legally, of voting securities or interests in the capital of such Person to which are attached more than 50% of the votes that may be cast to elect the directors or management of such Person, and where such votes are sufficient to elect a majority of the directors or management thereof, including, in the case of a limited partnership, the ownership of more than 50% of the limited partnership interests in such limited partnership, or (ii) the ability, directly or indirectly, to direct or cause the direction of the management and policies of the Person, whether through ownership of voting securities or other interests, including, without limitation, through a limited partnership interest, or by contract or otherwise;

1.1.14 “Default” means any event which, but for the lapse of time, giving of notice or both, would constitute an Event of Default;
1.1.15 “Designated Property” means an Acquired Property, and “Designated Properties” means, collectively, all Acquired Properties;
1.1.16 “Designated Property Disposition” means any Disposition of a Designated Property that is approved by the Lender, acting reasonably;
1.1.17 “Disposition” means any direct or indirect sale, transfer, lease or other disposition of all or any part of a Property;
1.1.18 “Due Date” means the earlier of (a) the Maturity Date, and (b) such earlier date as the entire balance of the Loan becomes due hereunder, whether by acceleration or otherwise;
1.1.19 “Event of Default” has the meaning attributed to such term in Section 8.1;
1.1.20 “Facility” means the credit facility made available to the Borrower by the Lender pursuant to Section 2.1, which facility will become due on the Due Date;
1.1.21 “Governmental Body” means any government, or any regulatory authority, agency, commission or board of any government, or any court or (without limitation to the foregoing) any other law, regulation or rule-making entity (including, without limitation, any central bank, fiscal or monetary authority or authority regulating banks), having or purporting to have jurisdiction in the relevant circumstances, or any Person acting under the authority of any of the foregoing (including, without limitation, any arbitrator);
1.1.22 “Initial Advance” means the first Advance made under the Facility;
1.1.23 “Interest Rate” has the meaning ascribed thereto in Section 3.1;
1.1.24 “Interest Payment Period” has the meaning ascribed thereto in Section 3.2;
1.1.25 “Loan” means the loans outstanding under the Facility;
1.1.26 “Loan Documents” means this Agreement and each other agreement, instrument or document now or hereafter executed and delivered to the Lender under, in connection with or pursuant to any of them, and, in the singular, any one of such Loan Documents;
1.1.27 “Material Contracts” means, collectively, at any time, all contracts, agreements, documents and instruments, now existing or from time to time entered into in the future, which are material to the operation, use, ownership, management or development of any Designated Property;
1.1.28 “Maturity Date” means December 31, 2012;

1.1.29 “Maximum Available Amount” means $25,000,000;
1.1.30 “Person” means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative or Governmental Body;
1.1.31 “Obligations” means all indebtedness, liabilities and other obligations of the Borrower to the Lender hereunder or under any Loan Document or other document delivered pursuant to, or arising from dealings between the Lender and the Borrower, whether actual or contingent, direct or indirect, matured or not, now existing or arising hereafter;
1.1.32 “Property” means any property (including all lands, buildings, improvements, equipment, structures, appurtenant rights thereto, and other property owned in connection therewith) in respect of which a Brookfield Homes Entity now or hereafter acquires an interest; and “Properties” means, collectively, all such Properties and includes, without limitation, the Designated Properties;
1.1.33 “Property Proceeds” means, in respect of any Designated Property or Acquired Property, all direct and indirect gross proceeds received from any Designated Property Disposition and/or Acquired Property Financing with respect thereto, less all reasonable out-of-pocket fees, commissions, costs and expenses incurred by the relevant Brookfield Homes Entity in respect thereof and the amount that is outstanding under any mortgage that was secured against such Acquired Property as at the date of its acquisition by the relevant Brookfield Homes Entity;
1.1.34 “Subsidiary” has the meaning given to that term under Rule 12b-2 of the Securities and Exchange Act of 1934;
1.2	Gender and Number
               Words importing the singular include the plural and vice versa and words importing gender include all genders.
1.3	Invalidity, etc
               Each of the provisions contained in any Loan Document is distinct and severable and a declaration of invalidity, illegality or unenforceability of any such provision or part thereof by a court of competent jurisdiction will not affect the validity or enforceability of any other provision of such Loan Document or of any other Loan Document. To the extent permitted by Applicable Laws, the parties waive any provision of Applicable Laws which renders any provision of any Loan Document invalid or unenforceable in any respect. Without limiting the generality of the foregoing, if any amounts on account of interest or fees or otherwise payable by the Borrower to the Lender hereunder exceed the maximum amount recoverable under Applicable Laws, the amounts so payable hereunder will be reduced to the maximum amount recoverable under Applicable Laws.

1.4	Headings, etc
               The division of a Loan Document into articles and Sections and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation of such Loan Document.
1.5	Governing Law
               Except as otherwise specifically provided, the Loan Documents will be governed by and construed in accordance with the laws of the State of Delaware and the federal laws of the United States applicable therein.
1.6	References
               Except as otherwise specifically provided, reference in any Loan Document to any Loan Document, contract, agreement or any other instrument will be deemed to include references to the same as varied, amended, supplemented, restated, renewed, extended or replaced from time to time, and reference in any Loan Document to any enactment, including without limitation, any statute, law, by-law, regulation, ordinance or order, will be deemed to include references to such enactment as re-enacted, amended or extended from time to time.
1.7	Currency
               All monetary amounts in this Agreement are stated in United States dollars.
1.8	This Agreement to Govern
               If there is any inconsistency between the terms of this Agreement and the terms of any other Loan Document, the provisions hereof will prevail to the extent of the inconsistency.
1.9	Actions on Days Other Than Business Days
               Except as otherwise specifically provided herein, where any payment is required to be made or any other action is required to be taken on a particular day and such day is not a Business Day and, as a result, such payment cannot be made or action cannot be taken on such day, then this Agreement will be deemed to provide that such payment will be made or such action will be taken on the first Business Day after such day. If the payment of any amount is deferred for any period under this Section, then such period will, unless otherwise provided herein, be included for purposes of the computation of any interest or fees payable hereunder.
1.10	Incorporation of Schedules
               The following schedule annexed hereto will, for all purposes hereof, form part of this Agreement:
               Schedule A — Borrowing Notice

ARTICLE 2
CREDIT FACILITY
2.1	Establishment of Facility
               Subject to the terms and conditions of this Agreement, the Lender hereby establishes a revolving term credit facility (the “Facility”) in favor of the Borrower (the “Loan”) in an amount equal to the Maximum Available Amount, if and to the extent permitted to be outstanding hereunder, under which amounts may be borrowed, repaid and re-borrowed until the Due Date.
2.2	Purpose of the Facility
               The Facility will be used by the Borrower to fund the acquisition of residential development properties consistent with the existing business of the Borrower, provided that up to $5,000,000 of the Facility may be used by the Borrower for general corporate purposes not specific to the acquisition of an Acquired Property.
2.3	Advances under Facility
2.3.1 Each request by the Borrower for an advance under the Facility (an “Advance”), will be made by the delivery of a duly completed and executed Borrowing Notice to the Lender not later than 12:00 p.m. (New York time) on the third Business Day prior to the date of the proposed Advance. Each Borrowing Notice will specify the purpose of the proposed Advance and if the purpose is to fund the acquisition of an Acquired Property, the requirements of Section 4.1 will have been complied with in respect of such proposed acquisition (including the Lender having approved the proposed Acquired Property).
2.3.2 Each Advance will be in an amount which is at least equal to $1,000,000 and is an integral multiple of $100,000.
2.3.3 The aggregate of all Advances may not exceed the Maximum Available Amount.
2.3.4 No Advance will be made within 30 days of the Maturity Date.
2.3.5 At the option of the Lender, the proceeds of any Advance that is to be used by the Borrower to acquire a property may, at the option of the Lender, be funded into a solicitor’s account to be released concurrently with and for the purposes of the closing of the Borrower’s acquisition of the particular property and such property becoming an Acquired Property for purposes of this Agreement.
2.4	Repayment
               The Borrower will repay all Obligations, including all principal, interest and other amounts owing under the Loan, to the Lender in full on the Due Date.

2.5	Optional and Mandatory Prepayments
2.5.1 The Borrower may, upon three (3) Business Days’ notice to the Lender stating the proposed date of the prepayment, prepay without penalty, bonus or premium, all of the principal outstanding under the Loan or any part thereof (subject, in the case of partial prepayment, to payment in multiples of $1,000,000, except for mandatory payments required hereunder), which sum, subject to compliance with the terms herein, may be re-borrowed. Any prepayments of the Loans in full must be accompanied with all interest and other amounts due under the Loan Documents. Interest accrued and owing in respect of any other principal prepayments will be paid on the last day of the current Interest Payment Period in accordance with Section 3.2.
2.5.2 The Borrower will, upon the closing of each Designated Property Disposition or Acquired Property Financing that is approved by the Lender, pay to the Lender an amount equal to the Property Proceeds, and each repayment made pursuant to this Section 2.5.2 will be applied to reduce the principal amount of the Loan then outstanding.
2.6	Terms of All Prepayments
               Upon the repayment of the Loan upon acceleration hereunder, the Borrower will pay to the Lender all accrued interest to the date of such payment on the principal amount paid. With respect to any other payment of any portion of the principal amount outstanding under the Loan prior to the Maturity Date, whether such payment is an optional prepayment under Section 2.5.1, a mandatory prepayment required by Section 2.5.2, or a mandatory prepayment required by any other provision of this Agreement or any other Loan Document, accrued interest will continue to be payable on the last day of each Interest Payment Period in accordance with the terms of Section 3.2 hereof.
2.7	Payments Generally
               All payments in respect of the Loan (in respect of principal, interest, fees or otherwise) will be made by the Borrower to the Lender no later than 12:00 p.m. (New York time) on the due date thereof to the account specified therefor by the Lender in writing from time to time. Any payments received after such time will be considered for all purposes as having been made on the following Business Day unless the Lender otherwise agrees in writing.
2.8	Control Accounts
               The Lender will maintain and keep accounts showing the amount of the Loan advanced by the Lender, the date of each Advance, the interest, fees and other charges accrued thereon or applicable thereto from time to time, and each payment of principal, interest and fees under the Facility. The Lender will provide to the Borrower a monthly statement of the foregoing, provided that, for certainty, the Lender will not be liable for any failure to deliver any such statement. At all times and for all purposes, such accounts maintained by the Lender will constitute prima facie evidence, in the absence of manifest error, of the matters recorded therein.

ARTICLE 3
INTEREST AND FEES
3.1	Interest Rate
               Subject to Section 3.3, the Loan will bear interest on the outstanding principal amount thereof at a rate equal to (i) 12% from and including the date of first advance to December 31, 2010, (ii) 14% from and including January 1, 2011 to December 31, 2011, and (iii) 16% from and including January 1, 2012 to December 31, 2012 (the “Interest Rate”).
3.2	Calculation and Payment of Interest
               Interest on the Loan will accrue from day to day, both before and after default, demand, maturity and judgment, will be calculated and compounded monthly on the basis of the actual number of days elapsed and on the basis of a year of 365 or 366 days, as the case may be, and will be payable to the Lender in arrears on the last Business Day of each calendar quarter (the “Interest Payment Period”), provided that if such day is not a Business Day, such payment will be made on the immediately following Business Day.
3.3	Interest on Overdue Amounts
               All overdue amounts owing or deemed to be owing hereunder (“overdue amounts”), whether in respect of principal, interest, fees, expenses or otherwise, both before and after judgment, and in the case of expenses from the dates such expenses are incurred, will bear interest thereon at a rate per annum equal to the applicable Interest Rate plus 3%. Such interest on overdue amounts will accrue from day to day, be payable in arrears on demand and will be compounded monthly on the last Business Day of each calendar month.
ARTICLE 4
ACQUIRED PROPERTIES
4.1	Acquisition of an Acquired Property
               If the Borrower wishes to acquire an Acquired Property, the Borrower will notify the Lender in writing at least ten (10) days prior to such acquisition and provide to the Lender the following materials in respect of such proposed Acquired Property:
4.1.1 a copy of the purchase agreement for the proposed Acquired Property and notice of the proposed closing date for the transaction;
4.1.2 financial, corporate and other information regarding such proposed Acquired Property (including pro forma operating statements and Material Contracts), and the Borrower’s cash flow projections for the proposed Acquired Property;
4.1.3 all existing environmental audits and reports with respect to such proposed Acquired Property;

4.1.4 details of any existing debt or other liens relating to the proposed Acquired Property that will be assumed by one or more of the Brookfield Homes Entities;
4.1.5 such other information as the Lender may reasonably request relating to the proposed Acquired Property.
               Within five (5) Business Days of receipt of the information listed in Sections 4.1.1 to 4.1.5 above, the Lender will advise the Borrower in writing whether it is satisfied with the information provided and whether it has approved providing the Advance in respect of the proposed Acquired Property. Without limiting the foregoing, the Borrower agrees that it will advise the Lender of any proposed Acquired Property as soon as it becomes aware of same and will provide the Lender with the information noted above in respect of such proposed Acquired Property as soon as it becomes available.
ARTICLE 5
REPRESENTATIONS AND WARRANTIES
5.1	Representations and Warranties of the Borrower
               The Borrower makes the following representations and warranties in favor of the Lender:
5.1.1 Creation and Status
5.1.1.1 The Borrower has been validly formed and is existing as a corporation under the laws of the State of California and has all necessary power and authority to own its properties and carry on its business as presently carried.
5.1.1.2 The Borrower is duly licensed, registered or qualified to carry on business in each jurisdiction in which a Property is located.
5.1.2 Power and Capacity of Borrower The Borrower has the power and capacity to enter into each of the Loan Documents to which it is a party and to do all acts and things as are required or contemplated hereunder or thereunder to be done, observed and performed by it.
5.1.3 Due Authorization of Borrower The Borrower has taken all necessary action (including, where applicable, all necessary corporate action) to duly authorize the execution, delivery and performance by it of the Loan Documents to which it is a party.
5.1.4 No Contravention The execution and delivery of this Agreement and the other Loan Documents, and the performance by the Borrower of its obligations thereunder: (a) do not and will not contravene, breach or result in any default under any organizational or constating documents of the Borrower or under any mortgage, lease, agreement or other legally binding instrument, license, permit or Applicable Laws to which it is a party or by which any of its properties or assets may be bound; (b) will not oblige it to grant any lien to any Person other than the Lender, and (c) will not result in or permit the acceleration of the maturity of any of its indebtedness, liabilities or obligations under any mortgage, lease, agreement or other legally binding instrument of or affecting it.
5.1.5 No Consents Required No authorization, consent or approval of, or filing with or notice to, any Person (including any Governmental Body) is required in connection with the execution, delivery or performance of this Agreement or any of the other Loan Documents by the Borrower.
5.1.6 Enforceability Each of the Loan Documents constitutes, or upon execution and delivery will constitute, a valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, subject only to bankruptcy and insolvency laws affecting the enforcement of creditors’ rights generally and the availability, in the discretion of a court of competent jurisdiction, of equitable remedies.
5.1.7 Non-Default No Default or Event of Default has occurred that is continuing.
5.1.8 Litigation and Other Proceedings There is no court, administrative, regulatory or similar proceeding (whether civil, quasi-criminal, or criminal), arbitration or other dispute settlement procedure, or any similar matter or proceeding, (each a “proceeding”), against or involving any Brookfield Homes Entity which, if determined adversely, would materially adversely affect its business, financial condition or prospects, any Designated Property or its ability to perform any of the provisions of any Loan Document to which it is a party or which purports to affect the legality, validity and enforceability of any Loan Document. To the knowledge of the Borrower, there is no investigation or enquiry by any Governmental Body, or any similar matter or proceeding, and no event has occurred which might give rise to any such proceedings and there is no judgment, decree, injunction, rule, award or order of any Governmental Body outstanding against any Brookfield Homes Entity which has or may have a material adverse affect on its respective business or financial condition or any Designated Property.
5.1.9 All Material Information Supplied As at the date hereof, the Borrower has provided to the Lender all material information relating to the Designated Properties, and all information which discloses any actual material or potential material adverse impact on the financial condition of any Designated Property, and all such information is true, accurate and complete in all material respects and omits no material fact necessary to make such information not misleading. The Borrower has also provided to the Lender all material information relating to the Borrower, the Brookfield Homes Entities and Designated Properties, and all information which discloses any actual material or potential material adverse impact on the financial condition or business of any of the Borrower, Brookfield Homes Entity or Designated Property, and all such information is true, accurate and complete in all material respects and omits no material fact necessary to make such information not misleading.
5.1.10 Financial Statements The Borrower Financial Statements and all other financial statements delivered to the Lender pursuant to this Agreement have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated and fairly, completely and accurately present the financial position of the Borrower, and the results of the Borrower’s operations as of the dates and throughout the periods indicated. There has been no material adverse change in such business or the financial position of the Borrower from that reflected in the Borrower Financial Statements.
5.2	Survival and Repetition of Representations and Warranties
               The Borrower covenants that the representations and warranties made by it in Section 5.1 will be true and correct on each day that this Agreement or any of the Loan Documents remains in force and effect, with the same effect as if such representations and warranties had been made and given on and as of such day, notwithstanding any investigation made at any time by or on behalf of the Lender; except that (a) if any such representation and warranty is specifically given in respect of a particular date or particular period of time, then such representation and warranty will continue to be given as at such date or for such period of time, and (b) to the extent that the Borrower discloses from time to time any changes in facts and matters referred to the representations and warranties and such changes are approved by the Lender, in its sole and absolute discretion, such representations and warranties, as so accepted by the Lender, will be the representations and warranties that must remain true and correct from and after such acceptance.
ARTICLE 6
COVENANTS
6.1	Affirmative Covenants of the Borrower
               So long as any Obligations remain outstanding or so long as the Borrower has the right to utilize the Facility, and unless the Lender otherwise consents in writing, which consent it may withhold in its sole and absolute discretion (unless expressly stated otherwise), the Borrower covenants and agrees, that:
6.1.1 Punctual Payment It will pay or cause to be paid all Obligations falling due hereunder on the dates and in the manner specified herein.
6.1.2 Use of Proceeds It will use the proceeds from the Loans as provided in Section 2.2.
6.2	Lender Entitled to Perform Covenants
               If the Borrower fails to perform any covenant or any provision of any Loan Document after the applicable notice and cure period therefor, the Lender may, in its sole and absolute discretion and without obligation, perform any such covenant capable of being performed by it, and if any such covenant requires the payment of money the Lender may make any such payment. All sums so expended by the Lender will form part of the Obligations and will bear interest at the Interest Rate plus 3% and will be immediately due and payable.

6.3	Negative Covenants
               So long as any Obligations remain outstanding, and unless the Lender otherwise consents in writing, which consent may be withheld in the Lender’s sole and absolute discretion (unless expressly stated otherwise), the Borrower covenants and agrees that it will not do or permit any of the following:
6.3.1 Encumber Acquired Properties permit, create, grant, assume or suffer to exist any lien or any debt secured by a lien upon any Designated Property other than encumbrances in the normal course;
6.3.2 Disposition of Acquired Properties permit any Disposition of any Acquired Property;
6.3.3 Carry on Any Other Business acquire any assets or undertaking or carry on any business other than the ownership and development of Properties consistent with the business carried on by the Borrower as at the date hereof;
6.3.4 Non-Arm’s Length Contracts enter into any contract with any Person that is not Arm’s Length with the Borrower other than contracts in the ordinary course and on terms no less favorable than those obtainable in Arm’s Length transactions or, during such time as an Event of Default has occurred hereunder that is continuing, make any payments in respect of any non-arm’s length contracts;
6.3.5 Mergers and Amalgamations merge or amalgamate with or into or consolidate with or into or acquire all or substantially all of the assets or stock of any Person.
6.4	Reporting Requirements
6.4.1 Quarterly Reporting The Borrower will, as soon as practicable, and in any event within seventy-five (75) days of the end of each quarter, deliver to the Lender quarterly consolidated financial statements for the Borrower prepared in accordance with United States generally accepted accounting principles.
6.4.2 Additional Information The Borrower will deliver such additional financial statements and information as and when reasonably requested by the Lender.
ARTICLE 7
CONDITIONS PRECEDENT
7.1	Conditions Precedent for Subsequent Advances
               On or before each Advance subsequent to the Initial Advance, the following conditions will be satisfied:

7.1.1 on not less than three (3) days’ notice of the requested Advance, the Lender will have received a properly executed and completed Borrowing Notice from the Borrower, substantially in the form attached as Schedule A, which confirms delivery of the materials set out in Sections 4.1;
7.1.2 the Lender will be satisfied that the proceeds of such Advance are being used for the purposes permitted under this Agreement (including any confirmation as the Lender may reasonably require to the effect that a property has become an Acquired Property for purposes of this Agreement);
7.1.3 the representations and warranties set forth in Article 5 will be true and accurate in all material respects, except those disclosed to and accepted by the Lender;
7.1.4 no circumstance will exist or event have occurred with respect to the Designated Properties or in the business, prospects, operations, financial condition or affairs of the Borrower since the previous Advance, which would constitute a material adverse change in respect of a material Property or the Borrower;
7.1.5 no Default or Event of Default has occurred and is continuing nor will the Advance result in the occurrence of any such event; and
7.1.6 all fees and expenses due and payable hereunder prior to or on the date of such Advance will have been paid.
ARTICLE 8
EVENTS OF DEFAULT AND REMEDIES
8.1	Events of Default
               The occurrence of any of the following events will constitute an Event of Default:
8.1.1 default by the Borrower in payment when due of any amounts which require the payment of money to the Lender, which default continues unremedied for thirty (30) days after such payment was due;
8.1.2 if any representation or warranty made by or deemed to be made by the Borrower in this Agreement, any certificate or any other Loan Document at any time delivered hereunder to the Lender will prove to have been incorrect or misleading in any material adverse respect on and as of the date thereof;
8.1.3 if an order is made in bankruptcy or an effective resolution is passed or order is made for the winding up of the Borrower or any of its significant subsidiaries or, if the Borrower or any of its significant subsidiaries consent to the appointment of a receiver or a receiver is appointed and confirmed by a court;
8.1.4 if an encumbrancer takes possession of all or substantially all of the property of the Borrower, or if any process of execution is levied or enforced upon or against all or substantially all of the property of the Borrower and remains unsatisfied for such period as would permit any such property to be sold thereunder, unless the Borrower actively and diligently contests in good faith such process, but in that event the Borrower shall, if the Lender so requires, give security which, in the discretion of the Borrower, is sufficient to pay in full the amount thereby claimed in case the claim is held to be valid; or
8.1.5 if any change (or any condition, event or development involving a prospective change) in the business, operations, affairs, assets, liabilities (including any contingent liabilities that may arise through outstanding, pending or threatened litigation or otherwise) capitalization, financial condition, licenses, permits, rights or privileges, or prospects of the Borrower or any of its subsidiaries which in the judgment of the Lender acting reasonably in the circumstances could reasonably be expected to materially and adversely affect the Borrower and its subsidiaries taken as a whole.
8.2	Remedies Upon Default
               Upon the occurrence of any Event of Default, the Lender may:
8.2.1 declare the Facility to be terminated;
8.2.2 declare all Obligations to be immediately due and payable;
8.2.3 take such actions and commence such proceedings as may be permitted at law or in equity at such times and in such manner as the Lender in its sole and absolute discretion may consider expedient, all without, except as may be required by Applicable Laws, any additional notice, presentment, demand, protest, notice of protest, dishonor or any other action.
8.3	Remedies Cumulative and Waivers
               For greater certainty, it is expressly understood and agreed that the respective rights and remedies of the Lender hereunder or under any other document or instrument executed pursuant to this Agreement, are cumulative and are in addition to and not in substitution for any rights or remedies provided by law or by equity, and any single or partial exercise by the Lender of any right or remedy for a default or breach of any term, covenant, condition or agreement contained in this Agreement or other document or instrument executed pursuant to this Agreement, will not be deemed to be a waiver of or to alter, affect or prejudice any other rights or remedies to which the Lender may be lawfully entitled for such default or breach. Any waiver by the Lender of the strict observance, performance or compliance with any term, covenant, condition or agreement herein contained or any other instrument or document delivered hereunder or thereunder and any indulgence granted, either expressly or by course of conduct, by the Lender will be effective only in the specific instance and for the purpose for which it was given and will be deemed not to be a waiver of any rights and remedies of the Lender under this Agreement or under any other instrument or document delivered hereunto or thereunder as a result of any other default or breach hereunder or thereunder.

ARTICLE 9
GENERAL
9.1	Reliance and Non-Merger
               All covenants, agreements, representations and warranties of the Borrower made herein or in any other Loan Document or in any certificate or other document signed by any of its directors or officers and delivered by or on behalf of any of them pursuant hereto or thereto are material, will be deemed to have been relied upon by the Lender notwithstanding any investigation heretofore or hereafter made by the Lender or any employee or other representative of the Lender and will survive the execution and delivery of this Agreement and the other Loan Documents until the Borrowers will have satisfied and performed all of their obligations hereunder.
9.2	Amendment
               No amendment of any provision of any Loan Document is effective unless it is in writing and signed by officers of the Borrower and the Lender. Such amendment will be effective only in the specific instance and for the specific purpose for which it is given.
9.3	No Set-Off by the Borrower
               The amounts payable by the Borrower hereunder will not be subject to any deduction, withholding, set-off or counterclaim by the Borrower for any reason whatsoever.
9.4	Set-Off by the Lender
               The Lender may at any time and from time to time, with notice to the Borrower, combine, consolidate or merge all or any of the Borrower’s liabilities to the Lender and may set off any other indebtedness and liability of the Lender to the Borrower, matured or unmatured, against and on account of the Obligations when due.
9.5	Action by and Consent of Lender
               Except as expressly provided to the contrary in this Agreement and except in respect of any amendments or waivers of any part of this Agreement or the exercise by the Lender of any remedies hereunder, where the terms of this Agreement refer to any action to be taken hereunder by the Lender or to any such action that requires the consent, approval, satisfaction or agreement of, or other determination given or made by, the Lender, the action taken by and the consent, approval, satisfaction or agreement of, or other determination given or made by, the Lender will not be unreasonably withheld or delayed.
9.6	Reliance by the Lender
               The Lender will be entitled to rely upon any schedule, certificate, statement, report, notice or other document or written communication (including any telecopy, telex, electronic mail or other means of electronic communication) believed by it to be genuine and correct, and upon the advice and statements of agents, legal counsel, accountants, appraisers, consultants and other experts selected by it.
9.7	Notices
               Any notice or other communication required or permitted to be given hereunder will be in writing and will be given by telecopier or other means of electronic communication or by hand-delivery as hereinafter provided. Any such notice, if sent by telecopier or other means of electronic communication unless received by 5:00 p.m. on a Business Day, will be deemed to have been received on the Business Day following the sending, or if delivered by hand will be deemed to have been received at the time it is delivered to the applicable address noted below either to the individual designated below or to a senior employee of the addressee at such address with responsibility for matters to which the information relates. Notice of change of address will also be governed by this Section. Notices and other communications will be addressed as follows:

(a)	if to the Borrower:

BROOKFIELD HOMES HOLDING INC.
8500 Executive Park Avenue, Suite 300
Fairfax, VA 22031
Attention: Craig J. Laurie
Tel: 858-481-2568
Fax: 858-481-1714
claurie@brookfieldhomes.com

(b)	if to the Lender:

BROOKFIELD (US) CORPORATION
Corporation Trust Centre
1209 Orange Street
Wilmington, DE 2308615
Attention: Barry S. Blattman
Tel: 212-417-7000
Fax: 212-417-7196
bblattman@brookfield.com
9.8	Time
               Time is of the essence of the Loan Documents.
9.9	Further Assurances
               Whether before or after the happening of an Event of Default, the Borrower will at its own expense do, make, execute or deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things in connection with the Loan and the Loan Documents as the Lender may reasonably require from time to time for the purpose of giving effect to the Loan Documents, all immediately upon the request of the Lender.

9.10	Assignment
               The Borrower may not assign any of its rights or benefits under this Agreement. The Lender may assign all or part of its rights in respect of the Obligations and have its corresponding obligations hereunder assumed by any such assignee at no cost to the Borrower. Any assignment by the Lender hereunder will become effective when the Borrower has been notified thereof by the Lender and have received from the assignee an undertaking to be bound by this Agreement and the other Loan Documents and to perform the obligations assumed by it. Any such assignee will be treated as a party to this Agreement for all purposes of this Agreement and the other Loan Documents, will be entitled to the full benefit hereof and thereof and will be subject to the obligations of the Lender or Borrower, as applicable, to the same extent as if it were an original party in respect of the rights assigned to it and obligations assumed by it and, in the case of an assignment by the Lender, the Lender will be released and discharged accordingly.
9.11	Entire Agreement
               The Loan Documents constitute the entire agreement between the parties pertaining to the subject matter of the Loan Documents and supersede and replace any prior understandings or arrangements pertaining to the Loan. There are no warranties, conditions, or representations (including any that may be implied by statute) and there are no agreements in connection with such subject matter except as specifically set forth or referred to in the Loan Documents. No reliance is placed on any warranty, representation, opinion, advice or assertion of fact made either prior to, contemporaneous with, or after entering into the Loan Documents, or any amendment or supplement thereto, by any party to the Loan Documents or its directors, officers, employees or agents, to any other party to the Loan Documents or its directors, officers, employees or agents, except to the extent that the same has been reduced to writing and included as a term of the Loan Documents, and none of the parties to the Loan Documents has been induced to enter into the Loan Documents or any amendment or supplement by reason of any such warranty, representation, opinion, advice or assertion of fact. Accordingly, there will be no liability, either in tort or in contract, assessed in relation to any such warranty, representation, opinion, advice or assertion of fact, except to the extent contemplated above.
9.12	Recourse
               Nothing in any of the Loan Documents will mean, nor be construed to mean, that the recourse of the Lender against the Borrower is anything other than full recourse with regard to its obligations hereunder, the manner and order of realization or the exercise of remedies hereunder.

9.13	Counterparts
               This Agreement may be signed in any number of counterparts, each of which will be deemed to be an original, but all such separate counterparts will together constitute one and the same instrument.
               IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the date first written above.

BROOKFIELD HOMES HOLDINGS INC.

By:	/s/ CRAIG J. LAURIE

Name:	Craig J. Laurie
Title:	Chief Financial Officer

BROOKFIELD (US) CORPORATION

By:	/s/ BARRY S. BLATTMAN

Name:	Barry S. Blattman
Title:	President

SCHEDULE A
BORROWING NOTICE

TO:	BROOKFIELD (US) CORPORATION,
               Reference is made to a loan agreement (the “Loan Agreement”) dated as of February 26, 2009 between BROOKFIELD HOMES HOLDINGS INC., as borrower, and BROOKFIELD (US) CORPORATION, as lender. All terms used in this Borrowing Notice which are defined in the Loan Agreement have the meanings attributed thereto in the Loan Agreement.
               The Borrower hereby requests the following Advance under the Loan:

I.	Amount of Advance:

II.	Borrowing Date:

III.	Payment instructions (if any)

               In addition, the undersigned hereby certify that, as at the date of this Borrowing Notice:
               All of the representations and warranties of the Borrower in Article 5 of the Loan Agreement are true and correct on the date hereof as if made on and as of the date hereof.
               No Default or Event of Default has occurred and is continuing nor will any Default or Event of Default occur after giving effect to the aforementioned Advance.
               DATED this                      day of                                         , 2009.

BROOKFIELD HOMES HOLDINGS INC.

By:
Name:
Title: